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                 [KLEINFELD, KAPLAN AND BEACKER LETTERHEAD]

                                                                  EXHIBIT 23.3

                                CONSENT FORM

     The undersigned hereby consent to the use of our name and the statement with respect to us that appears under the heading "Experts" contained in the Registration Statement on Forms S-1/S-3 and related Prospectus of Spiros Development Corporation II Inc. and Dura Pharmaceuticals, Inc.

                                       KLEINFELD, KAPLAN AND BECKER

                                       /s/ Richard S. Morey
                                       ----------------------
                                       Richard S. Morey

Dated December 16, 1997